EXHIBIT 32
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with the Annual Report on Form 10‑K of Exact Sciences Corporation (the “Company”) for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Kevin T. Conroy, President and Chief Executive Officer of the Company and Jeffrey T. Elliott, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, to our knowledge that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 21, 2020	/s/ Kevin T. Conroy
	Name:	Kevin T. Conroy
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

Dated: February 21, 2020	/s/ Jeffrey T. Elliott
	Name:	Jeffrey T. Elliott
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)